Exhibit 99.2

Second Quarter 2016 Earnings Presentation July 26, 2016 Dick Weil Chief Executive Officer Jennifer McPeek Chief Financial Officer

Executive summary We are pleased with the progress in net flows that we are seeing across the franchise; 2Q 2016 total company long-term net flows were $0.0 billion, compared to $(0.3) billion in 1Q 2016 Fundamental Equity net flows were $0.3 billion, an annualized organic growth rate of 1%, in the face of challenging market conditions; Janus Equity had net flows of $0.4 billion and Perkins had net flows of $(0.1) billion, which represented the lowest level of outflows in 5 years (since 2Q 2011) Net inflows into our Fixed Income strategies of $0.4 billion were driven by positive contributions from both Global Macro and Fundamental businesses INTECH’s outflows of $(0.7) billion were driven solely by one large mandate loss of $0.9 billion 58%, 78% and 75% of complex-wide assets are in the top-2 Morningstar quartiles on a 1-, 3- and 5-year basis, respectively, as of June 30, 2016 (1) 64% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM (2) 2Q 2016 operating margin of 27.0% compared to 25.2% in 1Q 2016 Generated $301 million of cash flow from operations over the last 12 months Notes: References Morningstar relative performance on an asset-weighted, total return basis as of June 30, 2016. Refer to p. 20 and 21 for the 1-, 3- and 5-year periods and p. 27 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Complex-wide as of June 30, 2016. Refer to p. 27 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns.

Janus Capital Group 2Q 2016 results 2Q 2016 EPS of $0.21 compared to 1Q 2016 EPS of $0.19 Assets Under Management of $190.9 at June 30, 2016, increased 1.5% versus March 31, 2016 Operating margin in 2Q 2016 of 27.0% versus 25.2% in 1Q 2016 Total company long-term net flows were $0.0 billion in 2Q 2016 compared to $(0.3) billion in 1Q 2016 Generated LTM cash flow from operations of $301.2 million EPS AUM(1) Long-Term Net Flows Margin Cash Flow From Operations Note: AUM does not include $3.8 billion of Exchange-Traded Product (“ETP”) ending assets.

2Q 2016 Results Jennifer McPeek Chief Financial Officer

2Q 2016 financial review EPS Average AUM(1) ($ in billions) Total Revenue ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Note: Average AUM does not include ETP average assets. $62.6 $67.9 25.2% 27.0% 1Q 2016 2Q 2016 $0.19 $0.21 1Q 2016 2Q 2016 $248.5 $251.9 1Q 2016 2Q 2016 $271.9 $251.9 2Q 2015 2Q 2016 $82.1 $67.9 30.2% 27.0% 2Q 2015 2Q 2016 $193.0 $189.3 2Q 2015 2Q 2016 $0.23 $0.21 2Q 2015 2Q 2016 $180.2 $189.3 1Q 2016 2Q 2016

2Q 2016 investment performance summary Notes: References Morningstar relative performance on an asset-weighted, total return basis as of June 30, 2016. Refer to p. 20 and 21 for the 1-, 3- and 5-year periods and p. 27 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. Excludes absolute volatility strategies. References relative performance net of fees as of June 30, 2016, as shown on p. 24 and 25. Refer to p. 26 for INTECH mutual fund analysis and disclosure. Complex-wide as of June 30, 2016. Refer to p. 27 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. Morningstar ratings are based on risk-adjusted returns. Period Ending June 30, 2016 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 58% 78% 75% Fundamental Equity Mutual Fund Assets (1) 65% 85% 73% Fixed Income Mutual Fund Assets (1) 22% 37% 84% % of Relative Return Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 85% 61% 75% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 64%

2Q 2016 long-term net flow summary Notes: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. Long-term flows do not include flows from ETPs. 25% 25% 27% 22% 21% Total Company Long-Term Flows (1,2) ($ in billions) Gross Redemptions Gross Sales Net Sales Annualized Redemption Rate Annualized Gross Sales Rate 27% 23% 21% 18% 21% 27% 29% 27% 22% 20% 17% 12% 13% 18% 11% 18% 25% 26% 12% 17% 30% 39% 55% 33% 33% 27% 41% 32% 33% 30% Fundamental Equity ($ in billions) Mathematical Equity ($ in billions) Fixed Income ($ in billions) 24% 32% 28% 22% 21% $2.7 $4.2 $5.8 $3.6 $3.7 ($2.4) ($4.4) ($3.4) ($3.7) ($3.3) $0.3 ($0.2) $2.4 ($0.1) $0.4 ($12) ($6) $0 $6 $12 2Q15 3Q15 4Q15 1Q16 2Q16 $2.2 $1.5 $1.5 $2.1 $1.3 ($2.2) ($3.1) ($3.0) ($1.4) ($2.0) ($0.0) ($1.6) ($1.5) $0.7 ($0.7) ($6) ($3) $0 $3 $6 2Q15 3Q15 4Q15 1Q16 2Q16 $6.7 $6.0 $4.8 $4.3 $4.9 ($6.8) ($7.5) ($6.3) ($5.2) ($4.6) ($0.1) ($1.5) ($1.5) ($0.9) $0.3 ($20) ($10) $0 $10 $20 2Q15 3Q15 4Q15 1Q16 2Q16 $11.6 $11.7 $12.1 $10.0 $9.9 ($11.4) ($15.0) ($12.7) ($10.3) ($9.9) $0.2 ($3.3) ($0.6) ($0.3) $0.0 ($32) ($16) $0 $16 $32 2Q15 3Q15 4Q15 1Q16 2Q16

2Q 2016 total revenue Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. (1) Management Fees Shareowner Servicing Fees and Other Performance Fees Total revenue increased 1.4% quarter over quarter The increase in management fees and shareholder servicing fees corresponded to a 5% increase in average AUM Performance fees declined modestly quarter over quarter, as a result of seasonally lower private account performance fees $40.6 $42.3 ($2.4) ($8.3) $210.3 $217.9 $248.5 $251.9 1Q 2016 2Q 2016

2Q 2016 operating expenses Operating Expenses ($ in millions) Note: 2016 annual long-term incentive compensation is currently expected to be $70-75 million. (1) 2Q 2016 operating expenses of $184.0 million decreased $1.9 million compared to 1Q 2016 Total compensation declined $4.8 million, or 5%, primarily due to seasonal payments in 1Q 2016 Marketing & Advertising increased $1.6 million, due to ETF launches and increased product marketing 2Q 2016 operating margin of 27.0% improved 180 basis points from our 1Q 2016 operating margin of 25.2% $31.7 $32.3 $9.1 $8.9 $32.4 $33.3 $5.3 $6.9 $19.5 $19.0 $87.9 $83.6 $185.9 $184.0 1Q 2016 2Q 2016 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

2Q 2016 balance sheet profile

- Total cash and investments increased $45 million, or 7%, quarter over quarter
  - Cash and cash equivalents increased $30 million, or 10%, driven by strong cash flow generation
  - Investments increased $15 million, or 5%, driven by new product launches
- During 2Q 2016, we returned $44 million to shareholders in the form of share repurchases and dividends
  - Share repurchases – $24 million (repurchased 1.7 million shares at an average price of $14.59 per share)
  - Quarterly dividends – $20 million

Balance Sheet Profile (Carrying Value) (1) – 3/31/2016 vs. 6/30/2016
($ in millions)



$608
$301
$307
$403
$108
$295
$654
$317
$337
$404
$109
$295
Cash & Investments
Debt
3/31/2016
Cash & Investments
Debt
6/30/2016
Investment Securities(2)
Cash and Cash Equivalents
2018 Maturity
2025 Maturity

Notes:
(1) Numbers may not foot due to rounding.
(2) Includes Seed Investments of $280.2 million (including investment securities of consolidated variable interest entities of $38.5 million), Investments in Advised Mutual Funds of $4.3 million and Investments Related to Deferred Compensation Plans of $16.7 million as of March 31, 2016; includes Seed Investments of $295.4 million (including investment securities of consolidated variable interest entities of $49.2 million), Investments in Advised Mutual Funds of $4.4 million and Investments Related to Deferred Compensation Plans of $16.7 million as of June 30, 2016.

10

Topic of Discussion Jennifer McPeek Chief Financial Officer

Strategic execution driving change in management fee yield Management Fee Yield – 4Q 2013 vs. 2Q 2016 (in basis points) Successful execution of our strategic initiatives has led to a more diversified asset base across discipline, channel and domicile, which has impacted our management fee yield Fixed Income represents 24% of total assets today compared to 17% at the end of 2013 With an increase in Institutional business, particularly outside the U.S., we have seen an increase in variable fee structures, which has resulted in lower fixed management fees Today, $25 billion of separate account assets are subject to performance fees, compared to $14 billion at the end of 2013 While Institutional assets carry lower management fees, they tend to come in larger mandates and have a longer duration than retail 48.5 46.3 (1.0) (1.2) 4Q 2013 Management Fee Yield Business Diversification Changes to Fee Structures 2Q 2016 Management Fee Yield

Q&A Jennifer McPeek Chief Financial Officer Dick Weil Chief Executive Officer

Appendix

2Q 2016 asset diversification 6/30/16 Assets of $194.7 Billion(1) By Investment Discipline ($ in Billions) Note: Percentages and numbers may not foot due to rounding. By Distribution Channel ($ in Billions) By Domicile ($ in Billions) $65.9 49.1 46.1 20.0 8.5 3.8 1.3 $73.0 68.2 53.5 $148.8 45.9 34% 25% 24% 10% 4% 2% 1% Growth / Blend Mathematical Fixed Income Global / International Value ETPs Money Market 38% 35% 27% Intermediary Institutional Self-Directed 76% 24% U.S. Non-U.S.

2Q 2016 EPS of $0.21 compared to $0.19 in 1Q 2016 June, 30 March 31, Variance June, 30 June, 30 Variance ($ in millions, except AUM and per share) 2016 2016 (%) 2016 2015 (%) Average AUM ($ in billions) 189.3 $ 180.2 $ 5.0% 189.3 $ 193.0 $ -1.9% Revenues 251.9 $ 248.5 $ 1.4% 251.9 $ 271.9 $ -7.4% Operating expenses 184.0 185.9 -1.0% 184.0 189.8 -3.1% Operating income 67.9 $ 62.6 $ 8.5% 67.9 $ 82.1 $ -17.3% Operating margin 27.0% 25.2% 27.0% 30.2% Interest expense (5.1) $ (5.2) $ 1.9% (5.1) $ (7.2) $ 29.2% Investment gains (losses), net 0.7 1.7 -58.8% 0.7 (3.1) n/m Other income (expense), net 1.2 1.8 -33.3% 1.2 (2.2) n/m Income tax provision (24.5) (23.9) -2.5% (24.5) (24.7) 0.8% Net income 40.2 $ 37.0 $ 8.6% 40.2 $ 44.9 $ -10.5% Noncontrolling interests (1.2) (1.9) 36.8% (1.2) (0.2) n/m Net income attributable to JCG 39.0 $ 35.1 $ 11.1% 39.0 $ 44.7 $ -12.8% Allocation of earnings to restricted stock 1.5 1.3 15.4% 1.5 1.6 -6.3% Net income attributable to JCG common shareholders 37.5 $ 33.8 $ 10.9% 37.5 $ 43.1 $ -13.0% Diluted earnings per share attributable to JCG common shareholders 0.21 $ 0.19 $ 10.5% 0.21 $ 0.23 $ -8.7% Diluted weighted average shares outstanding (in millions) 182.4 181.3 0.6% 182.4 189.4 -3.7% Quarter Ended Quarter Ended

2Q 2016 operating margin of 27.0% versus 25.2% in 1Q 2016 June, 30 March 31, Variance June, 30 June, 30 Variance ($ in millions, except AUM) 2016 2016 (%) 2016 2015 (%) Average AUM ($ in billions) 189.3 $ 180.2 $ 5.0% 189.3 $ 193.0 $ -1.9% Revenues Investment management fees 217.9 $ 210.3 $ 217.9 $ 233.7 $ Performance fees - mutual funds (9.9) (9.9) (9.9) (6.6) Performance fees - private accounts 1.6 7.5 1.6 2.2 Shareowner servicing fees and other 42.3 40.6 42.3 42.6 Total revenues 251.9 $ 248.5 $ 1.4% 251.9 $ 271.9 $ -7.4% Basis points Investment management fees 46.3 46.9 46.3 48.6 Investment management fees and performance fees 44.5 46.4 44.5 47.7 Operating expenses Employee compensation and benefits 83.6 $ 87.9 $ 83.6 $ 91.2 $ Long-term incentive compensation 19.0 19.5 19.0 19.7 Marketing and advertising 6.9 5.3 6.9 5.5 Distribution 33.3 32.4 33.3 34.7 Depreciation and amortization 8.9 9.1 8.9 7.6 General, administrative and occupancy 32.3 31.7 32.3 31.1 Total operating expenses 184.0 $ 185.9 $ -1.0% 184.0 $ 189.8 $ -3.1% Operating income 67.9 $ 62.6 $ 8.5% 67.9 $ 82.1 $ -17.3% Operating margin 27.0% 25.2% 27.0% 30.2% Quarter Ended Quarter Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 6/30/2016	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	2Q 2016 P&L Impact
Janus Contrarian Fund [3]	$2,668.6	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,376.7)
Janus Research Fund [3]	4,466.5	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(379.4)
Janus Global Research Fund [3,4]	3,087.5	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(202.7)
Janus Global Real Estate Fund	251.4	FTSE EPRA / NAREIT Global Index	0.75%	± 15 bps	± 4.00%	(13.6)
Janus International Equity Fund [5]	193.5	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(71.2)
INTECH U.S. Core Fund [6]	606.0	S&P 500® Index	0.50%	± 15 bps	± 4.00%	(19.7)
Perkins Mid Cap Value Fund [2]	4,189.9	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(2,876.4)
Perkins Small Cap Value Fund [7]	1,493.7	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	711.3
Perkins Large Cap Value Fund [7]	160.1	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(56.9)
Janus Fund [8]	7,986.3	Core Growth Index	0.64%	± 15 bps	± 4.50%	(1,727.0)
Perkins Global Value Fund [8,9]	214.7	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(90.5)
Janus Aspen Overseas Portfolio [10]	684.9	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(434.3)
Janus Overseas Fund [11]	1,568.9	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,281.7)
Janus Twenty Fund [12]	8,490.6	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(2,368.0)
Janus Forty Fund [12]	2,862.9	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	358.0
Janus Emerging Markets Fund [13]	52.5	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	12.1
Janus Asia Equity [14]	8.2	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	1.0
Perkins Select Value [15]	82.2	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(27.8)
Total Existing Funds with Fees	**$39,068.3**					**($9,843.3)**

Please refer to footnotes on p. 19.

18

Mutual funds with performance-based advisory fees (cont.) Notes: The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund’s performance relative to an approved benchmark index over a performance measurement period. Please see the funds’ Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods. Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations. The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007. Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the “Combined Fund”). The Combined Fund’s surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. Through March 15, 2016, Janus waived its management fee to at least a level that was equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee. The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007. The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund. The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011. Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011. The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011. The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011. The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012. The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Complex-wide performance (1) Note: References Morningstar relative performance as of June 30, 2016. Refer to p. 27 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 56% 53% 40% 40% 41% 2% 17% 44% 21% 17% 58% 70% 84% 61% 58% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 41% 61% 41% 47% 33% 35% 18% 34% 39% 45% 75% 79% 74% 86% 78% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 23% 35% 48% 42% 30% 32% 27% 17% 41% 45% 55% 63% 65% 82% 75% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 38% 43% 36% 39% 42% 24% 28% 34% 30% 25% 62% 70% 70% 69% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 32% 42% 37% 39% 36% 32% 30% 33% 31% 36% 64% 72% 69% 69% 72% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 26% 33% 36% 33% 33% 26% 30% 31% 36% 35% 51% 63% 67% 69% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns Fundamental equity performance (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of June 30, 2016. Refer to p. 27 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 67% 63% 44% 43% 46% 1% 6% 40% 24% 19% 68% 69% 84% 67% 65% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 48% 58% 46% 54% 37% 23% 17% 24% 29% 48% 71% 75% 70% 84% 85% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 27% 27% 44% 47% 33% 24% 29% 18% 35% 40% 50% 56% 62% 82% 73% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 45% 41% 28% 33% 40% 21% 27% 38% 33% 25% 67% 68% 67% 67% 65% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 35% 38% 37% 34% 33% 25% 26% 24% 26% 36% 60% 64% 61% 61% 69% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 22% 21% 26% 26% 29% 22% 33% 35% 38% 35% 44% 55% 62% 65% 65% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/15 9/30/15 12/31/15 3/31/16 6/30/16

Complex-wide mutual fund rankings (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")		*Morningstar Rankings Based on Total Returns as of 06/30/2016*							
		1 Year		*3 Years*		*5 Years*		*10 Years*	
	Morningstar Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Janus Equity									
Janus Aspen Balanced Instl	Allocation--50% to 70% Equity	56	517/924	34	304/891	24	191/796	3	18/622
Janus Aspen Enterprise Instl	Mid-Cap Growth	2	14/738	2	10/704	4	26/672	3	16/616
Janus Aspen Forty Instl	Large Growth	10	169/1679	8	121/1632	9	127/1512	8	102/1314
Janus Aspen Global Allocation Mod Instl	World Allocation	34	191/566	29	146/499				
Janus Aspen Global Research Instl	World Stock	79	924/1163	36	368/1019	42	346/834	51	305/596
Janus Aspen Global Technology Instl	Technology	21	43/204	44	91/204	25	50/203	27	52/195
Janus Aspen Janus Instl	Large Growth	49	822/1679	35	564/1632	44	672/1512	47	621/1314
Janus Aspen Overseas Instl	Foreign Large Blend	99	845/851	98	778/788	98	717/727	75	409/543
Janus Adaptive Global Allocation I	World Allocation	43	242/566						
Janus Asia Equity I	Pacific/Asia ex-Japan Stk	76	69/90	24	19/77				
Janus Balanced T	Allocation--50% to 70% Equity	61	569/924	40	357/891	33	258/796	6	38/622
Janus Contrarian T	Mid-Cap Blend	94	410/432	89	361/405	80	297/368	87	282/324
Janus Diversified Alternatives I	Multialternative	21	95/465	62	172/275				
Janus Emerging Markets I	Diversified Emerging Mkts	59	530/892	11	70/662	58	296/513		
Janus Enterprise T	Mid-Cap Growth	4	27/738	6	39/704	7	44/672	6	35/616
Janus Forty S	Large Growth	14	226/1679	8	130/1632	12	176/1512	17	221/1314
Janus Global Allocation Cnsrv T	World Allocation	23	131/566	38	189/499	32	131/415	8	22/287
Janus Global Allocation Growth T	World Allocation	61	348/566	23	115/499	25	105/415	18	52/287
Janus Global Allocation Moderate T	World Allocation	37	211/566	30	149/499	30	126/415	10	28/287
Janus Global Life Sciences T	Health	66	86/129	6	8/129	8	10/123	30	36/117
Janus Global Real Estate I	Global Real Estate	76	200/261	49	114/233	42	87/205		
Janus Global Research T	World Stock	79	925/1163	39	398/1019	53	444/834	8	48/596
Janus Global Select T	World Stock	98	1144/1163	67	686/1019	96	801/834	70	420/596
Janus Global Technology T	Technology	24	50/204	52	106/204	36	73/203	29	56/195
Janus Growth & Income T	Large Blend	9	134/1569	40	603/1498	50	690/1376	69	833/1205
Janus International Equity I	Foreign Large Growth	96	350/362	96	335/347	86	276/320		
Janus Overseas T	Foreign Large Blend	99	844/851	99	783/788	99	722/727	93	507/543
Janus Research T	Large Growth	37	624/1679	21	337/1632	26	388/1512	10	129/1314
Janus T	Large Growth	50	832/1679	39	641/1632	54	821/1512	61	798/1314
Janus Triton T*	Small Growth	13	100/756	3	20/706	5	30/687	1	6/606
Janus Twenty T*	Large Growth	23	376/1679	49	801/1632	45	678/1512	23	298/1314
Janus Venture T*	Small Growth	30	225/756	10	67/706	6	36/687	4	24/606

Morningstar Quartile: 1st 2nd 3rd 4th

* Closed to certain new investors.

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 27 for additional Morningstar disclosure.

22

Complex-wide mutual fund rankings, cont. (1)

Janus Aspen Series ("JAS") and Janus Investment Funds ("JIF")		*Morningstar Rankings Based on Total Returns as of 06/30/2016*							
		1 Year		*3 Years*		*5 Years*		*10 Years*	
	Morningstar Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds
Fixed Income									
Janus Aspen Flexible Bond Instl	Intermediate-Term Bond	70	768/1090	49	505/1039	21	211/1003	5	37/871
Janus Aspen Global Unconstnd Bd Instl	Nontraditional Bond	30	124/414						
Janus Flexible Bond T	Intermediate-Term Bond	72	782/1090	56	582/1039	31	309/1003	8	69/871
Janus Global Bond I	World Bond	54	203/373	23	82/353	28	84/298		
Janus Global Unconstrained Bond I	Nontraditional Bond	14	59/414						
Janus High-Yield T	High Yield Bond	30	235/791	29	211/722	37	229/626	27	145/533
Janus Multi-Sector Income I	Multisector Bond	25	87/353						
Janus Real Return I	Multisector Bond	38	133/353	57	160/282	92	225/244		
Janus Short-Term Bond T	Short-Term Bond	55	323/582	50	267/530	53	258/482	35	146/421
INTECH									
Janus Aspen INTECH US Low Volatil Svc	Large Blend	1	2/1569	1	8/1498				
INTECH Emrg Mkts Mgd Vol I	Diversified Emerging Mkts	34	298/892						
INTECH Global Income Mgd Vol I	World Stock	1	1/1163	3	27/1019				
INTECH Intl Mgd Volatility I	Foreign Large Blend	3	23/851	3	20/788	6	38/727		
INTECH U.S. Core T*	Large Growth	4	61/1679	27	433/1632	10	143/1512	47	612/1314
INTECH US Mgd Volatility I	Large Blend	3	41/1569	2	22/1498	2	24/1376	29	342/1205
Perkins									
Janus Aspen Perkins Mid Cap Value Svc	Mid-Cap Value	11	54/480	66	292/444	81	330/406	35	119/343
Perkins Global Value T	World Stock	26	299/1163	72	732/1019	34	283/834	35	209/596
Perkins International Value I	Foreign Large Value	12	44/373	16	53/326				
Perkins Large Cap Value I	Large Value	29	403/1406	56	729/1295	66	806/1212		
Perkins Mid Cap Value T*	Mid-Cap Value	13	63/480	60	269/444	79	323/406	37	126/343
Perkins Select Value I	Mid-Cap Value	12	55/480	44	195/444				
Perkins Small Cap Value T	Small Value	10	44/454	14	59/425	51	204/400	5	17/325
Perkins Value Plus Income I	Allocation--50% to 70% Equity	28	261/924	57	509/891	36	286/796		

Morningstar Quartile: 1st 2nd 3rd 4th

* Closed to certain new investors.

Note:
(1) In accordance with FINRA regulations, rankings cannot be publicly disclosed for time periods of less than one year. Refer to p. 27 for additional Morningstar disclosure.

23

Mathematical equity performance: relative return strategies (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2016 (2) 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	4.58	13.00	12.65	8.03	10.70
U.S. Enhanced Plus Net		4.29	12.68	12.32	7.71	10.31
S&P 500® Index		3.99	11.66	12.10	7.42	9.32
Difference versus S&P 500® Index Net of Fees		0.30	1.02	0.22	0.29	0.99
U.S. Large Cap Growth Gross	7/93	4.83	12.40	11.45	8.20	12.32
U.S. Large Cap Growth Net		4.32	11.86	10.92	7.69	11.75
S&P 500® Growth Index		4.24	13.41	12.92	8.97	9.27
Difference versus S&P 500® Growth Index Net of Fees		0.07	(1.55)	(2.00)	(1.28)	2.48
U.S. Enhanced Index Gross	4/98	4.40	11.31	11.85	7.65	6.43
U.S. Enhanced Index Net		4.08	10.98	11.51	7.31	6.09
S&P 500® Index		3.99	11.66	12.10	7.42	5.55
Difference versus S&P 500® Index Net of Fees		0.09	(0.68)	(0.59)	(0.11)	0.54
U.S. Broad Large Cap Growth Gross	11/00	6.30	14.53	12.91	8.60	5.16
U.S. Broad Large Cap Growth Net		5.78	13.97	12.35	8.06	4.62
Russell 1000® Growth Index		3.02	13.07	12.35	8.78	2.97
Difference versus Russell 1000® Growth Index Net of Fees		2.76	0.90	0.01	(0.72)	1.65
U.S. Broad Enhanced Plus Gross	4/01	3.86	12.39	12.30	7.86	7.56
U.S. Broad Enhanced Plus Net		3.56	12.06	11.95	7.54	7.22
Russell 1000® Index		2.94	11.48	11.88	7.51	6.35
Difference versus Russell 1000® Index Net of Fees		0.62	0.58	0.07	0.04	0.87
U.S. Large Cap Core Gross	8/01	7.19	13.59	12.83	7.94	7.67
U.S. Large Cap Core Net		6.65	13.04	12.28	7.42	7.17
S&P 500® Index		3.99	11.66	12.10	7.42	5.86
Difference versus S&P 500® Index Net of Fees		2.66	1.38	0.18	0.00	1.31
U.S. Broad Large Cap Value Gross	8/04	3.79	9.70	11.81	6.98	8.37
U.S. Broad Large Cap Value Net		3.40	9.30	11.39	6.58	7.97
Russell 1000® Value Index		2.86	9.87	11.35	6.13	7.44
Difference versus Russell 1000® Value Index Net of Fees		0.54	(0.57)	0.04	0.45	0.53
Global Large Cap Core Gross	1/05	(0.03)	9.27	8.63	6.54	7.56
Global Large Cap Core Net		(0.47)	8.78	8.13	6.02	7.02
MSCI World® Index		(2.19)	7.54	7.23	5.02	5.79
Difference versus MSCI World® Index Net of Fees		1.72	1.24	0.90	1.00	1.23
International Large Cap Core Gross	11/06	(5.67)	5.11	4.42	-	3.86
International Large Cap Core Net		(6.07)	4.67	3.99	-	3.42
MSCI EAFE® Index		(9.72)	2.52	2.14	-	1.31
Difference versus MSCI EAFE® Index Net of Fees		3.65	2.15	1.84	-	2.11
U.S. Broad Enhanced Index Gross	10/08	2.17	10.77	11.43	-	10.09
U.S. Broad Enhanced Index Net		1.94	10.53	11.18	-	9.82
Russell 1000® Index		2.94	11.48	11.88	-	10.42
Difference versus Russell 1000® Index Net of Fees		(0.99)	(0.95)	(0.70)	-	(0.60)

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 26 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

24

Mathematical equity performance: relative return strategies (cont.) [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2016 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	0.18	9.48	8.69	-	13.52
Global Large Cap Core ex Japan (Kokusai) Net		(0.23)	9.00	8.17	-	12.96
MSCI KOKUSAI® World ex Japan Index		(1.56)	7.99	7.50	-	12.48
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		1.32	1.01	0.67	-	0.48
European Large Cap Core Gross (EUR)	1/10	(6.52)	11.39	10.47	-	11.69
European Large Cap Core Net (EUR)		(6.98)	10.82	9.89	-	11.09
MSCI Europe® Index (EUR)		(10.41)	8.03	7.18	-	7.53
Difference versus MSCI Europe® Index (EUR) Net of Fees		3.43	2.78	2.71	-	3.57
Global All Country Enhanced Index Gross	11/11	(1.44)	7.36	-	-	9.22
Global All Country Enhanced Index Net		(1.78)	6.98	-	-	8.84
MSCI All Country World® Index		(3.17)	6.60	-	-	8.42
Difference versus MSCI All Country World® Index Net of Fees		1.38	0.38	-	-	0.42
Enhanced Index North America Gross	7/12	2.08	10.30	-	-	12.58
Enhanced Index North America Net		1.80	10.00	-	-	12.27
MSCI North America® Index		2.68	10.83	-	-	12.91
Difference versus MSCI North America® Index Net of Fees		(0.87)	(0.83)	-	-	(0.64)
Large Cap Core USA Gross	8/12	4.01	11.74	-	-	13.99
Large Cap Core USA Net		3.52	11.25	-	-	13.50
MSCI USA® Index		3.18	11.54	-	-	13.68
Difference versus MSCI USA® Index Net of Fees		0.34	(0.29)	-	-	(0.17)
Global All Country Core Gross	5/13	(1.76)	7.82	-	-	5.93
Global All Country Core Net		(2.28)	7.23	-	-	5.36
MSCI All Country World® Index		(3.17)	6.60	-	-	5.20
Difference versus MSCI All Country World® Index Net of Fees		0.89	0.63	-	-	0.15
Emerging Markets Core Gross	6/13	(12.42)	(1.03)	-	-	(3.30)
Emerging Markets Core Net		(13.11)	(1.82)	-	-	(4.07)
MSCI Emerging Markets® Index		(11.72)	(1.21)	-	-	(3.25)
Difference versus MSCI Emerging Markets® Index Net of Fees		(1.40)	(0.61)	-	-	(0.82)
Global All Country Core Select Gross	6/13	(0.63)	8.42	-	-	6.85
Global All Country Core Select Net		(1.27)	7.70	-	-	6.14
MSCI All Country World® Index		(3.17)	6.60	-	-	5.41
Difference versus MSCI All Country World® Index Net of Fees		1.90	1.10	-	-	0.73
Global All Country Core ex U.S. Gross	7/14	(7.91)	-	-	-	(6.27)
Global All Country Core ex U.S. Net		(8.46)	-	-	-	(6.83)
MSCI All Country World® ex USA Index		(9.80)	-	-	-	(7.36)
Difference versus MSCI All Country World® ex USA Index Net of Fees		1.34	-	-	-	0.53
Global All Country Core ex U.S. Gross	7/14	(1.26)	-	-	-	(1.66)
Global All Country Core ex U.S. Net		(1.52)	-	-	-	(1.92)
MSCI All Country World® ex USA Index		(2.19)	-	-	-	(3.46)
Difference versus MSCI All Country World® ex USA Index Net of Fees		0.67	-	-	-	1.53

Past performance is no guarantee of future results.

Notes:
(1) Excludes absolute volatility strategies. Returns for periods greater than 1 year are annualized. Refer to p. 26 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

25

Mathematical equity performance disclosure For the period ending June 30, 2016, 100%, 100%, 100% and 83% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07), INTECH Global Income Managed Volatility Fund – Class I (12/11), Janus Aspen INTECH U.S. Low Volatility Portfolio – Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund – Class I (12/14). INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets and may not achieve the desired level of protection in down markets. The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results presented reflect the deduction of model investment advisory fees, and not the advisory fees actually charged to the accounts in the composite. Prior to December 31, 2004, the model advisory fees deducted reflect the maximum fixed fee in effect for each strategy. Beginning January 1, 2005, the model advisory fees deducted reflect the standard fee schedule in effect during the period shown, applied to each account in the composite on a monthly basis. Standard fee schedules are available upon request. Actual advisory fees paid may vary among clients invested in the same strategy, which may be higher or lower than the model advisory fees. Some accounts may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices generally use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are typically valued as of the close of their respective local markets. However, if a significant event takes place between the close of the local market and the close of the U.S. domestic market, a security may be fair valued. Non U.S. securities are translated into U.S. dollars using the 4:00 P.M. London spot rate. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs, and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include those strategies with at least a 1-year track record. Absolute volatility strategies are excluded. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI.

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all relative return, discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending June 30, 2016, 67%, 72%, 67% and 80% of the 55, 50, 43 and 35 Complex-Wide mutual funds; 65%, 69%, 65% and 76% of the 40, 39, 34 and 29 Fundamental Equity mutual funds; 56%, 67%, 67% and 100% of the 9, 6, 6 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 81% of the Complex-Wide mutual fund assets, 77% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending June 30, 2016, 54%, 58% and 57% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 43 and 35 funds, respectively. 50 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Other important disclosures Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex USA IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC. C-0716-3276 10-15-16

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2015, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.